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                          MEDICAL DEVICE ALLIANCE INC.


                                  EXHIBIT 10.32




                            FUNDING COMMITMENT LETTER
                                      FROM
                          MEDICAL DEVICE ALLIANCE INC.
                                       TO
                             PARALLAX MEDICAL, INC.



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                          MEDICAL DEVICE ALLIANCE, INC.
                      3800 Howard Hughes Parkway, Ste. 1800
                               Las Vegas, NV 89109




                                 August 10, 1998


Parallax Medical, Inc.
2140 Jonathan Avenue
San Jose, CA 95125

        Re:    Funding Commitment

Ladies and Gentlemen:

        Medical Device Alliance, Inc., a Nevada corporation ("MDA"), is pleased to inform Parallax Medical, Inc., a Delaware corporation ("borrower") that MDA has committed to make a loan in the amount of up to $4,000,000.00 (the "Loan"), subject to the terms and conditions of this commitment letter (this "commitment").

        MDA's obligation to close and to advance the Loan shall be subject to the following (a) the terms and conditions set forth in the Summary of Terms set forth herein (the "Summary of Terms"), (b) the satisfaction by Borrower of certain Performance Objectives as set forth below and (c) such other customary terms and conditions as set forth in the form of the documents evidencing or securing the Loan attached hereto as Exhibit A (the "Loan Documents")


                                SUMMARY OF TERMS

Loan Amount:

        The amount of the Loan will be up to $4,000,000.00, subject to the terms and conditions of this Commitment, $250,000.00 of the Loan (of which amount, $65,000 shall be used to pay the fees and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.P.) will be funded within five (5) business days of the Closing (as defined in the Agreement and Plan of Merger between MDA, Borrower and PX Acquisition Corp. dated as of August 10, 1998) and at least an additional $250,000 of the loan will be funded upon the expiration of each three-month period after the Closing up to an aggregate amount of $1,000,000 during the first year after the Closing. Thereafter, subject to the terms and conditions hereof, up to an additional $1,000,000.00 of the Loan will be funded between the first and second anniversary of the Closing


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Parallax Medical, Inc.
August 10, 1998
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and up to an additional $1,000,000.00 of the Loan will be funded between the second and third anniversary of the Closing and up to an additional $1,000,000 will be funded between the third and fourth anniversary of the Closing. Except for the initial funding, fundings of the Loan shall be made within five (5) business days after Borrower makes a written funding request to MDA. The interest rate on the Loan will be set based on current commercially available interest rates for similar loans to borrowers that are substantially similar to Borrower and MDA's cost of funds. Interest shall be payable at maturity of the outstanding amount of the Loans calculated on the basis of a 360-day year and charged for the actual number of days elapsed.

Amortization:

        All principal and interest on the Loan will be payable at maturity.

Term:

        The term of the Loan shall be five (5) years from the date of each advance.

Prepayment:

        The Loan may be prepaid, in whole or in part, without penalty or premium upon ten (10) days prior written notice.

Loan Documentation:

        The Loan Documentation shall be in the form attached hereto as Exhibit A.

Closing Conditions; Performance Objectives:

        The Loan shall be conditioned upon (i) consummation of MDA's acquisition of Borrower and (ii) no material adverse change in Borrower having occurred.

        The Loan is subject to Borrower's acceptance of the Commitment within the time provided for therein.

        In addition, Borrower will achieve the following performance objectives ("Performance Objectives") in a timely manner or MDA will have the right to cease funding of the Loan:


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Parallax Medical, Inc.
August 10, 1998
Page 4


        Borrower will:

               1. Within one year of the date hereof, have a GMP-compliant manufacturing facility;

               2. Within two (2) years of the date hereof, receive issuance of a patent for the percutaneous delivery of bone cement for the stabilization of vertebro bodies (the "Bone Cement") fractures; and

               3. Within three years of the date hereof, receive an IDE for the Bone Cement.



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Parallax Medical, Inc.
August 10, 1998
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        Please evidence Borrower's acceptance of this Commitment, and agreement to take the Loan pursuant to the Commitment, by executing the enclosed counterpart hereof in the place provided and returning the same to MDA, the receipt of which is hereby acknowledged by MDA upon countersignature hereof, failing which this Commitment shall, at the option of MDA be and become null and void and of no further force or effect.

                                        Very truly yours,

                                        MEDICAL DEVICE ALLIANCE, INC.,
                                        a Nevada corporation


                                        By: /s/ Donald K. McGhan
                                            ------------------------------------
                                                Donald K. McGhan
                                                Chairman of the Board


ACCEPTED AND AGREE TO
AS OF AUGUST 10, 1998

PARALLAX MEDICAL, INC.,
a Delaware corporation


By: /s/ Howard Preissman
    --------------------------------
        Howard Preissman
        President